Exhibit 99.1

OUTFRONT MEDIA REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Fourth quarter Revenues of $401.3 million
Operating Income of $70.4 million; Net income of $35.5 million, $0.25 per diluted share
Adjusted OIBDA of $121.1 million
AFFO of $82.8 million, or $0.60 per diluted share
Quarterly dividend of $0.36 per share, payable March 30, 2018

NEW YORK, February 27, 2018 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter and full year ended December 31, 2017.

“Revenue growth and tightly managed costs drove Adjusted OIBDA up 3.3% and AFFO up 6.7% for the quarter,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “As we look at 2018, stakeholders should expect continued growth in AFFO and a rapid expansion of our digital transit displays. We will also see progress toward the commercialization of our new audience and selling platform - which will bring our existing locations to life with new data, insight and measurement for our advertising clients.”

	Three Months Ended December 31,		Twelve Months Ended December 31,
$ in Millions, except per share amounts	2017	2016	2017	2016
Revenues	$401.3	$397.4	$1,520.5	$1,513.9
Organic Revenues	398.3	398.3	1,501.6	1,493.2
Operating Income	70.4	58.2	241.7	204.9
Adjusted OIBDA	121.1	117.2	444.1	449.0
Net Income	35.5	26.6	125.8	90.9
Earnings per share[1]	$0.25	$0.19	$0.90	$0.66
Funds From Operations (FFO)	75.5	70.8	277.3	280.4
Adjusted FFO (AFFO)	82.8	77.6	277.6	294.5
AFFO per share[1]	$0.60	$0.56	$2.00	$2.13
Note: Reflects disposition of Latin America business on April 1, 2016. See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share.

Fourth Quarter 2017 Results

Consolidated
Reported revenues of $401.3 million increased $3.9 million, or 1.0%, for the fourth quarter of 2017 as compared to the same prior-year period. On an organic basis, revenues of $398.3 million were flat.

Reported billboard revenues of $276.4 million decreased $0.1 million due primarily to a decrease in average revenue per display (yield) and the net effect of new and lost billboards in the period, partially offset by growth in revenues from digital billboard conversions and the acquisition of digital billboards in Canada. On an organic basis, billboard revenues were down 1.4% due primarily to a decrease in yield and the net effect of new and lost billboards in the period, partially offset by growth in revenues from digital billboard conversions. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Reported transit and other revenues of $124.9 million increased $4.0 million, or 3.3%, due primarily to the net effect of won and lost franchises in the period, partially offset by a decrease in yield. On an organic basis, transit and other revenues increased 3.1% due to the net effect of won and lost franchises in the period, partially offset by a decrease in yield. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Total Operating expenses of $217.4 million increased $2.2 million, or 1.0%, due primarily to transit franchise expenses related to our Massachusetts Bay Transportation Authority ("MBTA") transit contract, higher expenses related to our Sports Marketing operating segment and the impact of the acquisition of digital billboards in Canada, partially offset by lower transit franchise expenses under the terms of our new New York Metropolitan Transportation Authority ("MTA") transit franchise agreement. Selling, General and Administrative expenses (“SG&A”) of $67.2 million decreased $2.0 million, or 2.9%, due primarily to lower professional fees, partially offset by the impact of higher expenses related to our Sports marketing operating segment.

Adjusted OIBDA of $121.1 million increased $3.9 million, or 3.3%.

Segment Results

U.S. Media
Reported revenues of $369.3 million increased $1.3 million, or 0.4%, reflecting the net effect of won and lost franchises in the period, growth in revenues from digital billboard conversions, and higher proceeds from condemnations, partially offset by a decrease in yield and the net effect of new and lost billboards in the period. On an organic basis, revenues were $369.3 million, an increase of 0.4%. On an organic basis, billboard revenues were down 1.3% reflecting a decrease in yield and the net effect of new and lost billboards in the period, partially offset by growth in revenues from digital billboard conversions. On an organic basis, transit and other revenues were up 4.5% driven by the net effect of won and lost franchises in the period, partially offset by a decrease in yield. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Operating expenses decreased $0.2 million, or 0.1%, due primarily to lower transit franchise expenses under the terms of our MTA transit franchise agreement and lower franchise expenses due to lower transit revenues in other contracts, partially offset by transit franchise expenses related to our MBTA transit contract and higher compensation and benefits-related costs. SG&A expenses decreased $0.8 million, or 1.7%, due primarily to lower professional fees. Adjusted OIBDA of $128.2 million increased $2.3 million, or 1.8%.

Other
Reported revenues of $32.0 million increased $2.6 million, or 8.8%, due primarily to the acquisition of digital billboards in Canada. Organic revenues decreased $1.3 million, or 4.3%, due primarily to revenue declines in Canada.

Operating expenses increased $2.4 million, or 12.6%, driven by higher expenses related to our Sports Marketing operating segment, the acquisition of digital billboards in Canada, and the impact of foreign currency exchange rates. SG&A expenses increased $1.6 million driven primarily by to higher expenses related to our Sports Marketing operating segment and the acquisition of digital billboards in Canada. Adjusted OIBDA was $3.6 million as compared to $5.0 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation and restructuring charges, decreased $3.0 million to $10.7 million, due primarily to lower professional fees of $3.8 million. Stock-based compensation increased $0.2 million, or 4.8%, due to a higher number of employees.

Full Year 2017 Results

Consolidated
Reported revenues of $1,520.5 million increased $6.6 million or 0.4% for the year December 31, 2017 as compared to the same prior-year period. On an organic basis, revenues of $1,501.6 million increased 0.6%.

Reported billboard revenues of $1,059.0 million decreased $12.0 million, or 1.1%, due primarily to a decrease in average revenue per display (yield), the net effect of new and lost billboards in the period, the sale of our Latin America business in 2016, and the impact of hurricanes in the Florida and Texas markets, partially offset by growth in revenues from digital billboard conversions, higher proceeds from condemnations and the impact of the acquisition of digital billboards in Canada. On an organic basis, billboard revenues were down 1.1% due primarily to a decrease in yield, the net effect of new and lost billboards in the period, the impact of hurricanes in the Florida and Texas markets, and lower performance in Canada, partially offset by growth in revenues from digital billboard conversions and higher proceeds from condemnations. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Reported transit and other revenues of $461.5 million increased $18.6 million, or 4.2%, due to the net effect of won and lost franchises in the period, partially offset by lower revenues from a decrease in yield and the sale of our Latin America business. On an organic basis, transit and other revenues increased 4.5% due to the net effect of won and lost franchises in the period, partially offset by a decrease in yield. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Total Operating expenses of $835.2 million increased $17.1 million, or 2.1%, due primarily to higher transit franchise expenses related to our MBTA transit contract and higher transit revenues, an increase in U.S. billboard lease costs, higher expenses related to our Sports Marketing operating segment, the impact of hurricanes in the Florida and Texas markets and the impact of the acquisition of digital billboards in Canada, partially offset by the sale of our Latin America business. SG&A expenses of $261.7 million decreased $3.1 million, or 1.2%, due primarily to lower professional fees and the sale of our Latin America business, partially offset by higher expenses related to our Sports Marketing operating segment.

Adjusted OIBDA of $444.1 million decreased $4.9 million, or 1.1%.

Segment Results

U.S. Media
Reported revenues of $1,406.5 million increased $12.7 million, or 0.9%, reflecting the net effect of won and lost franchises in the period and growth in revenues from digital billboard conversions and higher proceeds from condemnations, partially offset by a decrease in yield, the net effect of new and lost billboards in the period, and the impact of hurricanes in the Florida and Texas markets. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues. On an organic basis, revenues were $1,394.6 million, an increase of 0.8%. On an organic basis, billboard revenues were down 0.9% reflecting a decrease in yield, the net effect of new and lost billboards in the period, and the impact of hurricanes in the Florida and Texas markets, partially offset by growth in revenues from digital billboard conversions and higher proceeds from condemnations. On an organic basis, transit and other revenues were up 5.4% due to by the net effect of won and lost franchises in the period, partially offset by a decrease in yield. The decrease in yield is due primarily to a reduction in national advertising revenues, partially offset by an increase in local advertising revenues.

Operating expenses increased $15.2 million, or 2.1%, due primarily to higher transit franchise expenses related to our MBTA contract, higher transit franchise expenses related from higher transit revenues, and higher billboard lease costs, and higher compensation and benefits-related costs, partially offset by lower transit franchise expenses under the terms of our new MTA transit franchise agreement. SG&A expenses decreased $6.8 million, or 3.8%, due primarily to lower professional fees. Adjusted OIBDA of $478.1 million increased $4.3 million, or 0.9%.

Other
Reported revenues of $114.0 million decreased $6.1 million, or 5.1%, due primarily to the sale of our Latin America business and lower performance in Canada, partially offset by the acquisition of digital billboards in Canada. Organic revenues decreased $2.9 million, or 2.6%, due primarily to revenue declines in Canada.

Operating expenses increased $1.9 million, or 2.4%, due to higher expenses related to renewed contracts in our Sports Marketing operating segment, the impact of the acquisition of digital billboards in Canada and foreign exchange rates, partially offset by the sale of our Latin America business. SG&A expenses increased $1.4 million, or 6.0%, due primarily to higher expenses related to our Sports Marketing operating segment the impact of the acquisition of digital billboards in Canada, and foreign exchange rates, partially offset by the sale of our Latin America business. Adjusted OIBDA was $8.4 million as compared to $17.8 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation and restructuring charges, decreased $0.2 million to $42.4 million due primarily to lower professional fees of $4.8 million, partially offset by costs related to amending the agreements governing our senior secured credit facilities. Stock-based compensation increased $2.5 million to $20.5 million due to a higher number of employees.

Interest Expense
Net Interest expense in the fourth quarter of 2017 was $31.0 million, including amortization of deferred financing costs of $1.5 million, compared to $28.2 million in the same prior-year period, including amortization of deferred financing costs of $1.6 million. The weighted average cost of debt at December 31, 2017, was 4.8%.

Income Taxes
The income taxes provision was $4.9 million in the fourth quarter of 2017 as compared to a provision of $4.8 million in the fourth quarter of 2016.  The effective income tax rate was 3.3% for the year ended December 31, 2017. Cash paid for income taxes in the year ended December 31, 2017 was $6.8 million.

Net Income
Net income was $35.5 million in the fourth quarter of 2017 as compared to net income of $26.6 million in the same prior-year period. Diluted weighted average shares outstanding were 139.1 million for the fourth quarter of 2017 and 138.7 million for the same prior-year period. Net income per common share for diluted earnings per weighted average share was $0.25 for the fourth quarter of 2017 as compared to $0.19 in the same prior-year period. Net income per common share for diluted earnings per weighted average share includes $0.7 million and $1.4 million for the three and twelve months ended December 31, 2017, respectively, for distributions to holders of Class A equity interests of a subsidiary.

FFO & AFFO
FFO was $75.5 million in the fourth quarter of 2017, an increase of $4.7 million, or 6.6%, from the same prior-year period, driven primarily by higher net income. AFFO was $82.8 million in the fourth quarter of 2017, an increase of $5.2 million, or 6.7%, from the same prior-year period due primarily to higher net income adjusted for non-cash items and lower maintenance capital expenditures. AFFO per diluted weighted average share was $0.60 in the fourth quarter of 2017 and $0.56 in same prior-year period.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $249.3 million for the year ended December 31, 2017 decreased $37.8 million compared to $287.1 million during the same prior-year period, due primarily the timing of payments made under the MTA agreement and lower net income, as adjusted for non-cash items. As a result of a change in the payment terms under the extensions to our previous MTA contracts, during 2017, we made payments to the MTA for percentage of revenues transit franchise fees due in excess of the guaranteed minimum payments related to both 2016 and 2017. The additional payment made in 2017 was $20.9 million. Additionally, we incurred $4.7 million of equipment deployment costs that are expected to be recouped against future revenues under the terms of our new MTA agreement and are recorded as a prepaid expense as of December 31, 2017. Total capital expenditures increased 19.2% to $70.8 million for the year ended December 31, 2017.

Dividends
In the year ended December 31, 2017, we paid cash dividends of $201.8 million. We announced on February 27, 2018, that our board of directors has approved a quarterly cash dividend on our common stock of $0.36 per share payable on March 30, 2018, to shareholders of record at the close of business on March 9, 2018.

Balance Sheet and Liquidity
As of December 31, 2017, our liquidity position included cash of $48.3 million and $341.4 million of availability under our $430.0 million revolving credit facility, net of $88.6 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility, and $14.9 million of additional availability under our accounts receivable securitization facility, net of $80.0 million in borrowings outstanding as of December 31, 2017. Total debt outstanding at December 31, 2017 was $2.3 billion, excluding $24.7 million of deferred financing costs. Total debt outstanding includes a $670 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums. No shares of our common stock have been issued under our $300.0 million at-the-market equity offering program.

Conference Call
We will host a conference call to discuss the results on February 27, 2018 at 4:30 p.m. Eastern Time. The conference call numbers are 888-203-7337 (U.S. callers) and 719-325-2302 (International callers) and the passcode for both is 6663931. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media connects brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its ON Smart Media platform, OUTFRONT Media is implementing digital technology that will fundamentally change the ways advertisers engage people on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period.  We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period.  We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and loss on real estate assets held for sale. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.  It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts

(“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs, the non-cash effect of loss on real estate assets held for sale and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss) per common share for diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; a breach of our security measures; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing  operating partnerships as part of our REIT structure; U.S. federal tax reform legislation could affect us in ways that are difficult to anticipate; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Revenues:
Billboard	$276.4	$276.5	$1,059.0	$1,071.0
Transit and other	124.9	120.9	461.5	442.9
Total revenues	401.3	397.4	1,520.5	1,513.9
Expenses:
Operating	217.4	215.2	835.2	818.1
Selling, general and administrative	67.2	69.2	261.7	264.8
Restructuring charges	0.1	2.1	6.4	2.5
Loss on real estate assets held for sale	—	—	—	1.3
Net gain on dispositions	(0.7)	(0.2)	(14.3)	(1.9)
Depreciation	21.4	24.6	89.7	108.9
Amortization	25.5	28.3	100.1	115.3
Total expenses	330.9	339.2	1,278.8	1,309.0
Operating income	70.4	58.2	241.7	204.9
Interest expense, net	(31.0)	(28.2)	(116.9)	(113.8)
Other income (expense), net	—	(0.1)	0.3	(0.1)
Income before benefit (provision) for income taxes and equity in earnings of investee companies	39.4	29.9	125.1	91.0
Provision for income taxes	(4.9)	(4.8)	(4.1)	(5.4)
Equity in earnings of investee companies, net of tax	1.0	1.5	4.8	5.3
Net income	$35.5	$26.6	$125.8	$90.9

Net income per common share:
Basic	$0.25	$0.19	$0.90	$0.66
Diluted	$0.25	$0.19	$0.90	$0.66

Weighted average shares outstanding:
Basic	138.6	138.0	138.5	137.9
Diluted	139.1	138.7	138.9	138.4

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 16

	As of
(in millions)	December 31, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$48.3	$65.2
Receivables, less allowances of $11.5 in 2017 and $9.2 in 2016	231.1	222.0
Prepaid lease and transit franchise costs	73.3	67.4
Other prepaid expenses	13.5	15.8
Other current assets	9.8	7.8
Total current assets	376.0	378.2
Property and equipment, net	662.1	665.0
Goodwill	2,128.0	2,089.4
Intangible assets	580.9	545.3
Other assets	61.2	60.6
Total assets	$3,808.2	$3,738.5

Liabilities:
Current liabilities:
Accounts payable	$56.1	$85.6
Accrued compensation	34.6	33.9
Accrued interest	16.1	15.7
Accrued lease costs	30.5	26.7
Other accrued expenses	42.3	54.8
Deferred revenues	21.3	20.2
Short-term debt	80.0	—
Other current liabilities	18.7	14.6
Total current liabilities	299.6	251.5
Long-term debt	2,145.3	2,136.8
Deferred income tax liabilities, net	19.6	8.5
Asset retirement obligation	34.7	34.1
Other liabilities	82.4	74.6
Total liabilities	2,581.6	2,505.5

Commitments and contingencies

Stockholders’ equity:
Common stock (2017 - 450.0 shares authorized, and 138.6 shares issued and outstanding; 2016 - 450.0 shares authorized, and 138.0 shares authorized, issued or outstanding)	1.4	1.4
Additional paid-in capital	1,963.0	1,949.5
Distribution in excess of earnings	(775.6)	(699.5)
Accumulated other comprehensive loss	(7.7)	(18.5)
Total stockholders’ equity	1,181.1	1,232.9
Non-controlling interests	45.5	0.1
Total equity	1,226.6	1,233.0
Total liabilities and equity	$3,808.2	$3,738.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 16

	Year Ended
	December 31,
(in millions)	2017	2016
Operating activities:
Net income	$125.8	$90.9
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	189.8	224.2
Deferred tax benefit	(4.9)	(1.8)
Stock-based compensation	20.5	18.0
Provision for doubtful accounts	4.4	3.6
Accretion expense	2.3	2.4
Loss on real estate assets held for sale	—	1.3
Net gain on dispositions	(14.3)	(1.9)
Equity in earnings of investee companies, net of tax	(4.8)	(5.3)
Distributions from investee companies	7.3	5.0
Amortization of deferred financing costs and debt discount and premium	6.1	6.4
Cash paid for direct lease acquisition costs	(39.2)	(37.0)
Change in assets and liabilities, net of investing and financing activities:
Increase in receivables	(9.5)	(11.7)
Increase in prepaid expenses and other current assets	(4.5)	(0.5)
Decrease in accounts payable and accrued expenses	(31.9)	(6.8)
Increase in deferred revenues	0.8	—
Increase in income taxes	2.1	6.0
Other, net	(0.7)	(5.7)
Net cash flow provided by operating activities	249.3	287.1

Investing activities:
Capital expenditures	(70.8)	(59.4)
Acquisitions	(70.1)	(67.9)
Proceeds from dispositions	5.6	90.6
Net cash flow used for investing activities	(135.3)	(36.7)

Financing activities:
Proceeds from long-term debt borrowings - term loan	8.3	—
Repayments of long-term debt borrowings - term loan	—	(90.0)
Proceeds from borrowings under short-term debt facilities	250.0	35.0
Repayments of borrowings under short-term debt facilities	(170.0)	(35.0)
Payments of deferred financing costs	(8.5)	(0.4)
Proceeds from stock option exercises	1.2	—
Earnout payment related to prior acquisition	(2.0)	—
Taxes withheld for stock-based compensation	(8.5)	(7.3)
Dividends	(201.8)	(188.6)
Other	(0.2)	(0.2)
Net cash flow used for financing activities	(131.5)	(286.5)

Effect of exchange rate changes on cash and cash equivalents	0.6	(0.3)
Net decrease in cash and cash equivalents	(16.9)	(36.4)
Cash and cash equivalents at beginning of year	65.2	101.6
Cash and cash equivalents at end of year	$48.3	$65.2

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 16

	Year Ended
	December 31,
(in millions)	2017	2016

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$6.8	$1.2
Cash paid for interest	111.0	111.4

Non-cash investing and financing activities:
Accrued purchases of property and equipment	$9.5	$11.2
Issuance of stock for purchase of property and equipment	—	1.9
Issuance of shares of a subsidiary for an acquisition	44.6	—
Acquisitions	(13.3)	—
Dispositions	13.3	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 16

	Three Months Ended December 31, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$258.7	$17.7	$—	$276.4
Transit and other	110.6	14.3	—	124.9
Total revenues	$369.3	$32.0	$—	$401.3
Organic revenues(a)
Billboard	$258.7	$14.7	$—	$273.4
Transit and other	110.6	14.3	—	124.9
Total organic revenues(a)	$369.3	$29.0	$—	$398.3
Non-organic revenues(b):
Billboard	$—	$3.0	$—	$3.0
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$3.0	$—	$3.0

Operating income (loss)	$88.5	$(3.0)	$(15.1)	$70.4
Restructuring charges	—	0.1	—	0.1
Net (gain) loss on dispositions	(0.8)	0.1	—	(0.7)
Depreciation and amortization	40.5	6.4	—	46.9
Stock-based compensation	—	—	4.4	4.4
Adjusted OIBDA	$128.2	$3.6	$(10.7)	$121.1

Adjusted OIBDA margin	34.7%	11.3%	*	30.2%

Capital expenditures	$9.3	$2.9	$—	$12.2

	Three Months Ended December 31, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$262.2	$14.3	$—	$276.5	$277.2
Transit and other	105.8	15.1	—	120.9	121.1
Total revenues	$368.0	$29.4	$—	$397.4	$398.3
Organic revenues(a)
Billboard	$262.2	$15.0	$—	$277.2	$277.2
Transit and other	105.8	15.3	—	121.1	121.1
Total organic revenues(a)	$368.0	$30.3	$—	$398.3	$398.3
Non-organic revenues(b):
Billboard	$—	$(0.7)	$—	$(0.7)	$—
Transit and other	—	(0.2)	—	(0.2)	—
Total non-organic revenues(b)	$—	$(0.9)	$—	$(0.9)	$—

Operating income (loss)	$75.2	$0.9	$(17.9)	$58.2
Restructuring charges	2.1	—	—	2.1
Net gain on dispositions	—	(0.2)	—	(0.2)
Depreciation and amortization	48.6	4.3	—	52.9
Stock-based compensation	—	—	4.2	4.2
Adjusted OIBDA	125.9	5.0	(13.7)	117.2

Adjusted OIBDA margin	34.2%	17.0%	*	29.5%

Capital expenditures	$12.2	$1.6	$—	$13.8

	Year Ended December 31, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$997.9	$61.1	$—	$1,059.0
Transit and other	408.6	52.9	—	461.5
Total revenues	$1,406.5	$114.0	$—	$1,520.5
Organic revenues(a)
Billboard	$992.4	$54.1	$—	$1,046.5
Transit and other	402.2	52.9	—	455.1
Total organic revenues(a)	$1,394.6	$107.0	$—	$1,501.6
Non-organic revenues(b):
Billboard	$5.5	$7.0	$—	$12.5
Transit and other	6.4	—	—	6.4
Total non-organic revenues(b)	$11.9	$7.0	$—	$18.9

Operating income (loss)	$320.6	$(16.0)	$(62.9)	$241.7
Restructuring charges	2.3	4.1	—	6.4
Net (gain) loss on dispositions	(14.4)	0.1	—	(14.3)
Depreciation and amortization	169.6	20.2	—	189.8
Stock-based compensation	—	—	20.5	20.5
Adjusted OIBDA	$478.1	$8.4	$(42.4)	$444.1

Adjusted OIBDA margin	34.0%	7.4%	*	29.2%

Capital expenditures	$63.9	$6.9	$—	$70.8

	Year Ended December 31, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$1,005.6	$65.4	$—	$1,071.0	$1,072.0
Transit and other	388.2	54.7	—	442.9	443.1
Total revenues	$1,393.8	$120.1	$—	$1,513.9	$1,515.1
Organic revenues(a)
Billboard	$1,001.6	$56.2	$—	$1,057.8	$1,057.8
Transit and other	381.7	53.7	—	435.4	435.4
Total organic revenues(a)	$1,383.3	$109.9	$—	$1,493.2	$1,493.2
Non-organic revenues(b):
Billboard	$4.0	$9.2	$—	$13.2	$14.2
Transit and other	6.5	1.0	—	7.5	7.7
Total non-organic revenues(b)	$10.5	$10.2	$—	$20.7	$21.9

Operating income (loss)	$269.5	$(4.0)	$(60.6)	$204.9
Restructuring charges	2.5	—	—	2.5
Loss on real estate assets held for sale	—	1.3	—	1.3
Net gain on dispositions	(1.7)	(0.2)	—	(1.9)
Depreciation and amortization	203.5	20.7	—	224.2
Stock-based compensation	—	—	18.0	18.0
Adjusted OIBDA	473.8	17.8	(42.6)	449.0

Adjusted OIBDA margin	34.0%	14.8%	*	29.7%

Capital expenditures	$54.8	$4.6	$—	$59.4

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Net income	$35.5	$26.6	$125.8	$90.9
Depreciation of billboard advertising structures	17.1	21.7	76.2	98.2
Amortization of real estate-related intangible assets	12.1	12.2	48.2	52.9
Amortization of direct lease acquisition costs	10.5	10.2	40.0	38.2
Loss on real estate assets held for sale	—	—	—	1.3
Net gain on dispositions of billboard advertising structures	(0.7)	(0.2)	(14.3)	(1.9)
Adjustment related to equity-based investments	0.1	0.2	0.5	0.7
Income tax effect of adjustments(d)	0.9	0.1	0.9	0.1
FFO	$75.5	$70.8	$277.3	$280.4

FFO per weighted average share outstanding, diluted	$0.54	$0.51	$2.00	$2.03

FFO	$75.5	$70.8	$277.3	$280.4
Non-cash portion of income taxes	3.8	4.4	(3.6)	4.2
Cash paid for direct lease acquisition costs	(9.2)	(9.1)	(39.2)	(37.0)
Maintenance capital expenditures	(2.5)	(6.0)	(19.9)	(18.5)
Restructuring charges	0.1	2.1	6.4	2.5
Other depreciation	4.3	2.9	13.5	10.7
Other amortization	2.9	5.9	11.9	24.2
Stock-based compensation	4.4	4.2	20.5	18.0
Non-cash effect of straight-line rent	1.5	0.3	3.4	1.3
Accretion expense	0.5	0.6	2.3	2.4
Amortization of deferred financing costs	1.5	1.6	6.1	6.4
Income tax effect of adjustments(e)	—	(0.1)	(1.1)	(0.1)
AFFO	$82.8	$77.6	$277.6	$294.5

AFFO per weighted average share outstanding, diluted	$0.60	$0.56	$2.00	$2.13

Net income per common share, diluted	$0.25	$0.19	$0.90	$0.66

Weighted average shares outstanding, diluted	139.1	138.7	138.9	138.4

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2017	2016	2017	2016
Adjusted OIBDA	$121.1	$117.2	$444.1	$449.0
Interest expense, net, less amortization of deferred financing fees	(29.5)	(26.6)	(110.8)	(107.4)
Cash paid for income taxes	(0.2)	(0.4)	(6.8)	(1.2)
Cash paid for direct lease acquisition costs	(9.2)	(9.1)	(39.2)	(37.0)
Maintenance capital expenditures	(2.5)	(6.0)	(19.9)	(18.5)
Equity in earnings of investee companies, net of tax	1.0	1.5	4.8	5.3
Adjustment related to equity-based investments	0.1	0.2	0.5	0.7
Non-cash effect of straight-line rent	1.5	0.3	3.4	1.3
Accretion expense	0.5	0.6	2.3	2.4
Other expense	—	—	0.3	—
Income tax effect of adjustments (e)	—	(0.1)	(1.1)	(0.1)

AFFO	$82.8	$77.6	$277.6	$294.5

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

Outdoor Advertising Business in Latin America (Sold on April 1, 2016)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2017	2016	2017	2016
Revenues	NA	NA	NA	$11.4

Operating loss	NA	NA	NA	$(3.0)
Loss on real estate assets held for sale	NA	NA	NA	1.3
Depreciation	NA	NA	NA	0.9
Amortization	NA	NA	NA	0.3
Adjusted OIBDA	NA	NA	NA	$(0.5)

Net loss	NA	NA	NA	$(3.2)
Depreciation of billboard advertising structures	NA	NA	NA	0.1
Amortization of direct lease acquisition costs	NA	NA	NA	0.3
Loss on real estate assets held for sale	NA	NA	NA	1.3
FFO	NA	NA	NA	$(1.5)
Non-cash portion of income taxes	NA	NA	NA	(1.4)
Cash paid for direct lease acquisition costs	NA	NA	NA	(0.3)
Maintenance capital expenditures	NA	NA	NA	—
Other depreciation	NA	NA	NA	0.8
Accretion expense	NA	NA	NA	—
AFFO	NA	NA	NA	$(2.4)

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 16

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2017	2016	Change	2017	2016	Change
Operating expenses:
Billboard property lease	$96.0	$93.7	2.5%	$371.2	$364.9	1.7%
Transit franchise	62.5	64.0	(2.3)	238.0	230.9	3.1
Posting, maintenance and other	58.9	57.5	2.4	226.0	222.3	1.7
Total operating expenses	$217.4	$215.2	1.0	$835.2	$818.1	2.1

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 16

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2017	2016	Change	2017	2016	Change
U.S. Media:
Operating expenses	$195.9	$196.1	(0.1)%	$754.5	$739.3	2.1%
SG&A expenses	45.2	46.0	(1.7)	173.9	180.7	(3.8)

Other:
Operating expenses	21.5	19.1	12.6	80.7	78.8	2.4
SG&A expenses	6.9	5.3	30.2	24.9	23.5	6.0

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to acquisitions and dispositions.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(d)	Income tax effect related to Net gain on dispositions of billboard advertising structures.

(e)	Income tax effect related to Restructuring charges.

* Calculation not meaningful